EXHIBIT 99.3

FORWARD-LOOKING STATEMENTS: This transcript contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements, which include words like “anticipate,” “expects,” “believes,” “promising,” and “appears,” are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which risks and uncertainties may cause results to differ materially from those set forth in the statements and may be beyond CHDT’s ability to foresee. Current financial performance are not necessarily indicative of future financial results.  STP® product program was just launched in November 2007 and initial sales results may not be indicative of future sales, especially since competitive pressures may increase as STP® products may possibly attain any market share or shelf space in retailers.  Personal Pocket Safe is a product in development and has not been distributed as of the date of this document. There are no assurances that any product of CHDT will be profitable or even sustain any market presence or even be distributed on any scale for sale.  CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release and risks associated with any investment in CHDT, which is a small business concern and a "penny stock company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the risk factors and cautionary statements in current and future CHDT's SEC Filings.

Transcript
Heartbeat of America

WS = William Shatner, Heartbeat
SW = Stewart Wallach, CEO & President, CHDT Corp.
DL = Doug Llewelyn, Heartbeat
JT  = John Tate, President of Black Box Innovations

WS:  [Introduction about Series]
Welcome.  Good to have you with us. Alright. Let’s begin by telling me what you do and who benefits from it.

SW:   Thank you.  CHDT Corporation was formed with the understanding that we would create an environment for entrepreneurs to join together in the development of small businesses and have the advantages that are typically only found in large corporations, i.e. expertise in finance, marketing, manufacturing and logistics.  Typically, small businesses can’t afford to avail themselves to those services at a very high level.  So the idea and the concept behind the company was to form a group of people, entrepreneurial in spirit, that would provide those services to subsidiaries --- allowing everyone to benefit from the collective understanding and experience.

WS:  Well, you are obviously successful.  So, what do you attribute your success to?  Any particular philosophies or strategies?

SW:   Well, we have a unique strategy.  It’s probably been said a million times but, and as corny as it may sound, we are lean and mean.  It’s what drives us.  We are a close-knit organization.  The entrepreneurial team that I have assembled for CHDT have experience within one capacity or another over the course of the last 25 years.  Each of these individuals has demonstrated their skills and capabilities, independently and/or with businesses -- prior to CHDT.  It is a rewarding experience.   We leave our egos at the door.  Everybody gets involved.  Rolls their sleeves up.  And quite frankly, I would say there is a tremendous amount of energy that goes behind everything that we do.

WS:   Now, stay with us.  There is more to come.

DL:  Thank you very much, William.  I am Doug Llewelyn.  I am here in our Los Angeles studio with one of our guests, who you have already seen and there is another who is joining us.  The company, by the way, that we are addressing here tonight is called CHDT Corporation, which is headquartered in Deerfield Beach, Florida.  Now let us formally meet our guests:  Stewart Wallach, who is the President and CEO, who you have already seen, and, next to him, is John Tate, the president of Black Box Innovations.  That is a very interesting name.  Sounds sinister, like you do spy stuff.
JT:  It is not so sinister.

DL:  Sounds great.  Tell me a little bit about this organization now.  That ‘s a great tease that you gave to William Shatner.  A real environment for entrepreneurs is really what you have created in essence.

SW:  Yes, that was the intent.  It was pulled together after 20+ years of working on various projects independently and having had a stint in corporate America.  As business becomes more and more challenging in the U.S. market, everybody wants to do business in the U.S. market. Highly competitive.  Typically, the advantages that are associated with very large corporations never avail themselves to a small company.  Innovation is critical.  Large companies have a stumbling block with innovation. Not because they do not have the know- how, but because their processes and the way they go about it is typically cumbersome – great deal of red tape, lot of approval processes, very little ownership at management or lower management levels.   It was an idea that I had possibly ten years ago.  I thought that if I could bring people together that were clearly talented and proven winners and have them collaborate in an environment where they could share in the rewards, then it would be a win-win situation.  I believe that we have done that. We have some really talented people.

DL:  You have created a team now of very highly motivated, enterprising individuals, creative individuals, who offer ideas that you obviously think are worth pursuing and developing --- and, so, you create products. Is that really what happens?

SW:  Yes. Products and businesses. When I say products and businesses because some of course of our businesses are services -- or a technology that we may deliver.    We are focused on innovation.  If we cannot make a significant difference in a market, we are not going to participate in it. Point in fact, we went into a technology business that people said ‘what do you know about technology? ’.   Well, from our perspective, the delivery of a product on time at the lowest possible cost that met the highest level of user satisfaction was the critical criteria.  If we needed to find great engineers and great people capable of building that technology, I found that to be secondary, quite frankly. Most companies would be stymied by that. That would be the obstacle of moving forward.   And ten years ago, an affiliated company, ExamSoft Worldwide, developed a technology for high stakes examination, high stakes testing.  Today, we are the leader in delivery of high stakes examinations on laptop computers for law schools and Bar jurisdictions across the country.  Now that was a very long, slow, methodical process --- a lot of piloting and proving of the product, etc..  But we are there.  A highly successful experience.

DL:  Typically, how does it work with the team?  Now – let me get John involved in here.  Your company, that you are heading now, is part of this corporation --- is a division, I guess, rather than a company,

JT:   It is a new division based on a new product line that we have developed based on an idea that Stewart had originally about a year ago.  And just about five months ago we finally found a delivery mechanism and we’re able to run with it from there.

DL:  OK, we’ll get in to that in detail. In essence, I would like to know how does it work within the team?  What takes place for you to begin or proceed?

SW:  Let me preface it by saying this:  that one of the objectives that I personally had, after I understood what I do best, was to surround myself with people that take care of certain aspects of business that must be taken care of on an orderly and concise way – very tight disciplines – cost controls, etc.  That allowed me to focus on “A” developing a team and “B”, coming up with product concepts or business plans.  Once I was free to do that, I became somewhat of an incubator, if you will, for the team.  I would comb the market, look at opportunities and bring them to the team – have them research them and say ‘I think we should try this.’   ‘Can we make a difference in that business?’  For instance, a year and half ago we started to see new technology coming into the power tool business…

DL:  Let me get on that.  I want to hold this up because this is really key.  This will give our viewers an idea of the size and scope of what you are talking about.  I think everybody is familiar with the logo that you are seeing on the screen right now.  This is the STP logo. It has been around for a long time.  It is a highly recognized product in the automotive world. It was a very premium oil additive that STP created.  Everyone knew it.   All the stock car drivers used it.  Everything.  But as you pointed out, with the engines today, most people do not have to put oil additive in their engines and a lot of people do not change their oil anymore.  Not everybody may be using STP.

SW:   Today, despite the fact that the “do it yourselfer” has less to do with their vehicle, the name still stands, stands for performance.  There is a great heritage behind it.  If you take a look and go to the NASCAR events, NASCAR vehicles etc., there is a strong affiliation with the brand.  The most important aspect of this for us was that when we saw this technology being made available in the power tool industry, it allowed us to accelerate our launch into the marketplace using new technologies and not old technologies.  But we would not have proceeded unless we were able to affiliate with a major brand.  Otherwise, we would be just another “me too” power tool company.

DL:  So tell me what you did?

SW:   Went and had a discussion with Clorox people, who own STP Armor All.  We made presentations to them relative to our approach to the power tool business. We made a presentation to them on why we were qualified and capable of doing this.  We gained their confidence and we entered into an exclusive licensing agreement.

DL:  The end result is what you are about to see here in this brochure [DL holds up STP Power Tool brochure] STP products - power tools and automotive accessories.  Looks like there is a lot of them there – appears to be about 20.

JT:  In the course of 11 months, we have developed about 60 STP branded power tools, automotive accessories and garage accessories.

DL:  And they are just about to come on the marketplace?

SW:  Actually, hopefully, as we speak.  We are starting to make deliveries.  Yes. The interesting thing about that is also that we have been able over the years to leverage a tremendous sales network.  We use independent personnel.  So, we do not have the overheads associated with direct sales staff.  We keep our largest corporate relationships, i.e. the Wal-Marts and Targets of the world, we keep those at the executive level of our company, but we do use independent sales representatives nationwide to help us with secondary level distributions and we do it immediately.  When we launch a product, it is a nationwide saturation.  On Monday, of the 24th of a month, we know that those presentations are being made nationwide.  We developed that network over the course of 20 plus years in the various businesses that myself and the team have built alliances.  So, it is a very, very lean organization.  We are all about speed to market – both on the development and launch side.    I would comfortably say that any other company that would try to have accomplished this [DL: With STP] it would take 2 ½ -3 years.

DL:   In addition to getting STP’s, Clorox’s blessing, you had to get the products manufactured.

SW:  Yes.

DL:  That’s a whole other ballgame.

SW:  I’ve been going to China since 1978 for various projects.  I have an affiliated office and a partner that lives overseas, lives with factories, lives with the certifications required today.  The public may not really realize this in light of a lot of the negative aspects of the China we saw in the past year with the toy industry.  We have people that are onsite certifying our factories, certifying our products, quality inspections on every production run.  The Wal-Marts of the world, the Targets, honestly will not do business with a company today that does not understand those protocols and respect them. We are comfortable in that arena.  It is something that I have done for the past 25 years.  And we have the infrastructure in place to do that.   So, whereas, another company, a smaller company, may have to get on an airplane, go overseas, shop for a manufacturer and/or be relegated to dealing with a trading company, which means there is additional margin eroded under that scenario.    We have our team in place.  We have approximately ten people overseas that are resident there. We have three full time engineers in our factories continually.

DL:   So the products are being manufactured there according to your specifications.  And they meet what you are out to create – superior products.

SW:  Superior product.

DL:   Obviously.  There is another one. This is  --- Capstone Lighting. Tell me about that.

SW:  That is one that is close to my heart.  Capstone Industries was developed for me frankly as a test bed.  This idea of wanting to have other entrepreneurs that I had experience with gravitate to a group – I had to develop a success story.  I picked Capstone Industries and Lighting.  It is a cute story, take a second --- let me just tell this to you.    My daughter, well, reading in schools had undergone a significant transformation over the last ten years and it has become, as it should be, a very important aspect of the curriculum.   My children at 6, 7 years old were coming home and here I would find my wife filling out these reports on how many minutes that each child read each night – they were actually required to read 20 or 30 minutes a night and you had to sign a report to send back to the school. Throughout the night we would hear “Dad, it is time yet” or “Mom, how long have I been reading.”  And I sat down and took a look and said, ‘you know,’ there is an opportunity here besides learning reading.  I felt there was an opportunity to build independence in these children.  Give them control of that experience.  Let them manage this.  What are we teaching them?  That they report to us and we report to teachers. So, we basically patented and developed a book light for children, called the Timely Reader.  It integrates a timer that you can set for your reading session and the light is triggered as your off mechanism – so when you have read 30 minutes, if that is the time you set, that book light goes off.   In addition, we built in all the consumer safety standards.    So, that if a child fell asleep in bed with the book light, because they typically read at night,   that there wasn’t any issues for the parent to be concerned about with the burning of the blanket or some type of a fire.   We built the Timely Reader and we have had an incredible response to it.  To this day, and that product is now 8 years old, we  get letters from teachers, schools, users [about the product] and it is still doing quite well.

DL:   Fascinating story.  There is a new product which are about to bring to market.  John, this comes under your division.  Just tease me by telling me the name.

JT:  The Personal Pocket Safe.

[Break]

DL:  We are back again with our guests now, Stewart Wallach and John Tate, they are from CHDT Corporation headquartered in Deerfield Beach, Florida.  We are going to focus primarily now on John, who is the president of Black Box Innovations, this is a division of CHDT Corporation. And John has a product, or they are about to produce a product, which is truly unique.  Tell me what this is sitting on the desk.

JT:   Alright, that is the Personal Pocket Safe.  What it does is help people organize their lives.  Now, it might look like a standard flash drive that you plug into a USB port on a computer, but actually it is far from that.  As Stewart talked about, he brings together entrepreneurs and wants to bring innovative products to market.  We do not want to compete against the billion dollar companies that also market flash drives. It is really a commodity now.  We wanted to bring something to market that is truly unique, that will help people and this is the mechanism that we choose to use for it.

DL:   What does it do?

JT:  Well, the device does plug into a standard USB – computer or laptop. But what is really unique about it is that it has a PIN pad.  You must enter a four to ten number PIN code before the computer will even recognize that something is plugged into it.   Also there are many layers of security that we have placed on it.   Such as, military grade 256 bit security ---  an epoxy layer that prevents people from breaking into and actually taking the memory.  It is not about the technology, it is about the applications that we are allowing people to use with it.  The Personal Pocket Safe is like its name, it is helping people organize all of their personal records, vital records, from credit card information, passwords and I.D.’s, insurance information, the [other] records ….

SW:  Let me just shed a little light on this and back up a bit and how it all got started – maybe it will make it a little easier to explain.  It is unique, and it isn’t a “me too” product – you really can’t compare it to anything.  The original idea came to me about a year ago from the standpoint of what we wanted to put in the product, what was the content that we would provide, and the idea came to me as I watched the increased acceptance of mainstream America relying on computers, laptops, online banking --- surrendering this type of information and relying on some other third party or third party product to secure it for them.  At any point in time if you own a laptop or computer long enough, you will experience a crashed disk.  That is inevitable. You may escape that because you won’t hold on to it long enough.  But a 100% of all disks will crash at some point of time.  When I started to think about watching the amount of people accepting online banking for instance and working on the Web, and accepting that as a way of life, the most critical information, your financial information, all the time when ID thefts, and you hear all these horror stories about losing information etc., even in spite of that, people are clamoring to the Web.   There has got to be a way that people can go ahead and protect their information, organize their information and do the things that they should be doing, that is, back up their data.   I laugh because I am in the high technology business but I still do not back-up my personal data.  My offices are like Ft. Knox, but I do not have time.  We are all working 24/7.  Everybody is on the run.  More is coming at us all the time. We knew there was a need for it and we knew that people needed help to get organized.  What we really did not have was a delivery mechanism.  What you see there, and this is what I wanted to elaborate on, was an ability to deliver something in a digital way in a small appliance that was 100% secure.  Something that you had the confidence in that if you were going to take this effort and put your records in, then you have to know that it is there for you. That is the equivalent of carrying around hundreds of file cabinets in your pocket. It is digital.  It is secure.  It is easy to record your data.  This is not by the way just an open format.  People say “Well, I can record any data on a USB.”  Yes,  that is true.  You can put it on a CD as well.  Yes, that is true, but that is not what this is about.  It is very intuitive software.  It is organized.  It is fill in the blanks.  It has reminder sets.  It has feature sets that are amazing.  It is very engaging.  But the most interesting thing is that when you take it out, whatever work you have done, it is saved and you can go back, you can resume it later.   It is an amazing tool.  The one thing that I will say is this: out of the hundreds of people that we canvassed, that we interviewed, the Focus Groups, that our PR department has talked to, I have never had a product that everyone said “When can I get one of those.  I could really use one of those.”   It is very exciting.

DL:  That is pretty fascinating.  It is called the Personal Pocket Safe.  You are about ready to introduce this to the market in the relatively near future.

JT:   Very Soon. That is one of the initial proto-types.  Within the next 30 days we will be introducing it.

DL:  Is this the kind of thing that will be for sale in computer stores or? People see this and they are interested in it, how do they get it?

JT/SW:  We certainly hope so.

JT:  Everywhere.  It is for mainstream America.  It does not take anybody who is technologically savvy to use it.  Very easy to enter the data and find the data when you need it most.  Provides true mobility.  You can use it on any computer.

DL:  MAC?

JT:  Windows based for now,

DL:  Windows for now.

JT:  Right, but does not need any software installation on that computer – so you can use it at any cafes, work or home.

 DL:  Well, it is the idea of another product and you are innovative and you felt there was a need and now it’s going to hit the market.

[Break]

DL:  We are back again with Stewart Wallach and John Tate, these are executives with CHDT Corporation in Deerfield Beach, Florida.   Let me turn to you, Stewart, and let you  tell me a little about the background of how this company and when this company actually came together. I know you have done quite a bit in your career.  Tell me a little bit about that first.

SW:  Well, following university, I came out to California actually.  The first job that I had was with the Allen Group Companies and it was in the automotive accessories.   I entered through their sales and marketing divisions.  I had a tremendous amount of exposure in a short period of time and I learned in a very short period of time that my  energy level, my need to succeed and my willingness to commit was I thought somewhat unique.  I passed over many of my peers whenever I worked with peers.  I accelerated very quickly and found out very quickly that large corporations do not necessarily allow young people to grow as quickly as maybe they should.  In the late 1970’s I started my first company and it was a sales and marketing company in the automotive area, the automotive accessories area.  I sold that company from start to finish in three years and I sold, subsequent to that, I sold four other companies.  Over the course of time, again, one thing that I have learned is that if you can assemble a group of people where everybody does what they do best …. it is an interesting notion that Peter Drucker once said, the famous business management consultant/writer, along these lines: “A sales manager becomes a V.P. of Marketing and a V.P. of Marketing becomes a President, but a grave digger is still a grave digger even if you call him a mortician.”  It is very true.  We bring people through the process, through the management levels, until they are at a level where they do not enjoy it anymore or they are inundated with doing things that they just do not do really well.  My idea was to bring together a group of people and let them do exactly what they do well.   Let them lean on each other, let them leverage their abilities and share in that.  I took a private company a couple of years back and sold it to a public company, CHDT Corporation,  of which I am now the CEO and a  significant shareholder, and I did this in a way so that all of my team could share in the success.

DL:  How big is the team?

SW:  We have six people at the executive level that are sharing in the option plans etc..  We have approximately 20 people involved in the businesses and, with ExamSoft, an affiliated company to me, there is another 15 to 20 people.

DL:  Are you constantly looking for other people to bring into the team?

SW:  There are a lot of people that search us out.  I get calls and resumes on a regular basis.  It is not really a matter of looking for people to hire.  When we have a project, I try to find someone that I believe is uniquely qualified for that project, but more importantly is uniquely qualified to fit in without compromising this team concept that we have developed.  Each one of the team is, and I do not say this tongue in cheek, they are all heroes.  These guys are super good. They are the best of the best.

SW:   Yet they come together and that is a very unique thing: when you have entrepreneurial people that have been in business for themselves, walk in a  room and are willing to collaborate – admit where their talents stop and where somebody else’s  begin. I think it is a maturity level. This is exactly what we have done here.  I love going to work everyday and it is something that I hope to do for a very long time, and also, of course, give a good return to our shareholders while doing it.

DL:  It is a great story, your products are unique and the company is certainly innovative and it has been a pleasure to meet you.

SW:  Thank you.

END – Not included is Heartbeat’s concluding overview of program theme and WS’ farewell.